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Exhibit 99.9

[Brean Murray, Carret & Company Letterhead]

CONSENT OF BREAN MURRAY, CARRET & COMPANY

        We hereby consent to the use of our opinion letter dated October 17, 2007 to the Board of Directors of Celldex Therapeutics, Inc. (the "Celldex"), included as Annex E to AVANT Immunotherapeutics, Inc.'s proxy statement/prospectus that forms part of the registration statement on Form S-4 relating to the proposed merger of AVANT Immunotherapeutics, Inc. and Celldex and to the references to such opinion therein.

BREAN MURRAY, CARRET & COMPANY

/s/ BREAN MURRAY, CARRET & COMPANY

December 3, 2007

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  Exhibit 99.9